EXHIBIT 32
Certification of Principal Executive Officer and Principal Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

          The certification set forth below is being submitted in connection with the Quarterly Report of Codorus Valley Bancorp, Inc. (the “Company”) on Form 10-Q for the period ending March 31, 2013, as filed with the Securities and Exchange Commission (the “Report”), for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

          Larry J. Miller, the Chief Executive Officer, and Jann A. Weaver, the Principal Financial Officer, of the Company, each certifies that, to the best of his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	May 13, 2013	/s/ Larry J. Miller
Larry J. Miller
President and CEO
(Principal Executive Officer)

/s/ Jann A. Weaver
Jann A. Weaver
Treasurer and Assistant Secretary
(Principal Financial and Accounting Officer)